UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2016, Power Solutions International, Inc. (the “Company”) entered into a $135 million senior secured credit facility (the “Credit Facility”) consisting of a new $60 million term loan with TPG Special Lending, Inc. (“TPG”) (the “TPG Agreement”) and a $75 million revolving line with Wells Fargo Bank, N.A. secured by the assets of the Company (the “Second Amended and Restated Credit Agreement”). The TPG Agreement and the Second Amended and Restated Credit Agreement are further described below.

Credit Agreement with TPG

The $60.0 million term loan provided under the Credit Agreement by and between TPG Special Lending, Inc. (TPG) and Power Solutions International, Inc. (the “Company”) (the “TPG Agreement”) (i) bears interest at the LIBOR rate plus 9.75%; (ii) can be prepaid at any time after December 31, 2017 and (iii) is subject to a minimum EBITDA covenant of trailing twelve month EBITDA commencing October 31, 2016.

The foregoing summary description of the TPG Agreement and related documents does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the TPG Agreement and related documents, copies of which are attached hereto as Exhibits 10.1 and Exhibit 10.2 and incorporated herein by reference.

Second Amended and Restated Credit Agreement

On June 28, 2016, Power Solutions International, Inc. amended its credit agreement with Wells Fargo Bank, National Association, (as amended and restated, the “Second Amended and Restated Credit Agreement”) which enables the company to borrow under a revolving line of credit which is secured by substantially all of the company’s personal property and assets. The Second Amended and Restated Credit Agreement amends and restates the Company’s Credit Agreement with Wells Fargo Bank, National Association, as amended and restated on April 1, 2014 (the “Credit Agreement”) and further amended on September 30, 2014, and further amended on February 11, 2015, and further amended on April 29, 2015.

The Second Amended and Restated Credit Agreement: (i) provides a $75 million revolving line of credit to the Company, reduced from $125 million; (ii) bears interest at the LIBOR rate plus 2.25% which is dependent upon the amount drawn; and (iii) eliminates the fixed charge coverage ratio covenant. The Second Amended and Restated Credit Agreement is now scheduled to mature on June 28, 2021, extended from June 28, 2018.

Other than the above-mentioned amendments, the terms and conditions of the Second Amended and Restated Credit Agreement are substantially similar to the Credit Agreement. The Amended Credit Agreement also contains customary covenants and restrictions applicable to the Company, including agreements to provide financial information, achieve certain financial covenants, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees, liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions.

The foregoing summary of the Second Amended and Restated Credit Agreement and related documents does not purport to be complete and is qualified in its entirety by the complete text of the Second Amendment to the Amended and Restated Credit Agreement and related documents copies of which are attached hereto as Exhibits 10.3 and Exhibit 10.4 and incorporated herein by reference.

Item 2.03 Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01	Other Events.

On June 29, 2016, the Company issued a press release regarding the new credit facility as further described in Item 1.01 above.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 28, 2016 by and among TPG Special Lending Group, Inc., as administrative agent and sole lead arranger for each of the lenders party thereto, each of the lenders party thereto, and Power Solutions International, Inc., Professional Power Products, Inc., Powertrain Integration Acquisition, LLC and Bi-Phase Technologies, LLC, and related documents.

10.2

Guaranty and Security Agreement, dated as of June 28, 2016 by and among TPG Special Lending Group, Inc. as agent for each member of the lending group and Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC, Professional Power Products, Inc., Powertrain Integration Acquisition, LLC and Bi-Phase Technologies, LLC, and related documents.

10.3	Second Amended and Restated Credit Agreement, dated as of June 28, 2016, by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., Professional Power Products, Inc., Powertrain Integration Acquisition, LLC and Bi-Phase Technologies, LLC, and related documents.

10.4	First Amendment to Guaranty and Security Agreement dated as of June 28, 2013 as amended June 28, 2016, by and among Wells Fargo, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC, Professional Power Products, Inc., Powertrain Integration Acquisition, LLC and Bi-Phase Technologies, LLC, and related documents.

99.1	Press release of Power Solutions International, Inc. dated June 29, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Michael P. Lewis
Michael P. Lewis
Chief Financial Officer

Dated: June 30, 2016

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